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                                                                   EXHIBIT 10.35

                              GUNTHER PARTNERS, LLC
                               667 MADISON AVENUE
                            NEW YORK, NEW YORK 10021

                                       June 19, 2003

Gunther International Ltd.
One Winnenden Road
Norwich, Connecticut 06360
Attn: Marc I. Perkins
      President and Chief Executive Officer

Dear Marc:

         Reference is hereby made to that certain Promissory Note, dated as of December 31, 2002, issued by Gunther International Ltd. (the "Company") in the principal amount of $1,100,000.00 (the "Note"), originally made payable to the order of Robert Spiegel and assigned to Gunther Partners, LLC ("Gunther Partners") pursuant to a Note Assignment, dated as of January 31, 2003.

         Gunther Partners agrees that the Note is hereby amended to provide that the unpaid balance of the Note, together with all accrued but unpaid interest thereon, shall be due and payable on demand at any time on or after April 1, 2004. In all other respects, the Note shall continue in full force and effect in accordance with its original terms and provisions.

         In addition, Gunther Partners hereby confirms its commitment to lend the Company up to $1,000,000.00 in additional funds at any time before April 1, 2004 in the event that the Board of Directors of the Company in good faith determines that such additional funds are necessary in order to fund the current operations of the Company. Any additional indebtedness resulting from this commitment shall bear interest at 8% per annum and shall be due and payable on demand at any time on or after April 1, 2004.

                                     Very truly yours,

                                     Gunther Partners, LLC

                                     By:   /s/ Thomas J. Tisch
                                        --------------------------
                                           Name: Thomas J. Tisch
                                           Title: Manager